As filed with the Securities and Exchange Commission on ________, 2010
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ACTEL CORPORATION
(Exact name of Registrant as specified in its charter)

California	77-0097724
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
2061 Stierlin Court
Mountain View, California 94043-4655
(Address of principal executive offices including zip code)

1986 EQUITY INCENTIVE PLAN
(as amended and restated effective January 31, 2008)
(Full title of the plan)

John C. East
President and Chief Executive Officer
Actel Corporation
2061 Stierlin Court
Mountain View, California 94043-4655
(Name and address of agent for service)

(650) 318-4200
(Telephone number, including area code, of agent for service)

Copies to:
Robert P. Latta, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Each of Securities	to be	Price	Offering	Registration
to be Registered	Registered (1)	Per Share	Price(2)(3)	Fee
Common Stock ($0.001 par value) to be issued under the 1986 Equity Incentive Plan	461,805(3)(4)	$13.99 (2)	$6,460,652	$461
Total	461,805(3)(4)	$13.99 (2)	$6,460,652	$461

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 1986 Equity Incentive Plan, as amended and restated, by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	The exercise price of $13.99 per share is estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of computing the amount of the registration fee and is equal to the average of the high and low sales price of a share of the Registrant’s Common Stock as reported by the NASDAQ Global Market on August 12, 2010.

(3)	Represents additional shares authorized as of January 4, 2010, under the evergreen provision of the 1986 Equity Incentive Plan, as amended and restated.

(4)	Includes Preferred Stock Purchase rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

EXPLANATORY NOTE
Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by Actel Corporation (the “Company”) for the purpose of registering additional shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) under the 1986 Equity Incentive Plan, as amended and restated (the “Incentive Plan”).
The number of shares of Common Stock available for issuance under the Incentive Plan is subject to an automatic annual increase on the first day of the Company’s fiscal year during the term of the Incentive Plan equal to the lesser of: (i) 885,931 shares of Common Stock and (ii) such amount as is necessary to make the total number of shares available equal to five percent (5%) of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year. Accordingly, the number of shares of Common Stock available for issuance under the Incentive Plan was increased by 461,805 shares effective as of January 4, 2010.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
This Registration Statement registers additional shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 1986 Equity Incentive Plan, as amended. Accordingly, the contents of the previous Registration Statements on Forms S-8 filed by the Registrant with the Securities and Exchange Commission (File Nos. 333-161038, 333-150917, 333-129742, 333-124588, 333-112215, 333-81926, 333-36222 and 333-71627) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.
Item 1. Plan Information
The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424.
Item 2. Registration Information and Employee Plan Annual Information
The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2010, filed with the Commission on March 15, 2010;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended July 4, 2010, filed with the Commission on August 13, 2010;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2010, filed with the Commission on May 14, 2010;

(d)	The Company’s Current Report on Form 8-K, filed with the Commission on May 28, 2010;

(e)	The Company’s Current Report on Form 8-K, filed with the Commission on June 14, 2010;

(f)	The description of the Company’s Common Stock contained in the Company’s Registration Statements on Form 8-A as filed with the Commission on August 2, 1993 and October 24, 2003, respectively, and any amendments or reports filed with the Commission for the purpose of updating such description; and

(g)	The Company’s Registration Statements on Form S-8, filed with the Commission on August 5, 2009 (File No. 333-161038), May 14, 2008 (File No. 333-150917), November 16, 2005 (File No. 333-129742), May 3, 2005 (File No. 333-124588), January 26, 2004 (File No. 333-112215), February 1, 2002 (File No. 333-81926), May 3, 2000 (File No. 333-36222) and February 2, 1999 (File No. 333-71627).
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit
Number	Description

4.1
1986 Incentive Stock Option Plan, as amended and restated effective January 31, 2008 (incorporated by reference to the Exhibit of the same number in the Registrant’s Registration Statement on Form S-8 filed on May 14, 2008)

*5.1	Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation
*23.1	Consent of Independent Registered Public Accounting Firm
*23.2	Consent of Counsel (included in Exhibit 5.1)
*24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant, Actel Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 13th day of August, 2010.

ACTEL CORPORATION
By:	/s/ Maurice E. Carson
Maurice E. Carson
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, John C. East and Maurice E. Carson as his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. East (John C East)	President and Chief Executive Officer (Principal Executive Officer) and Director	August 13, 2010

/s/ Maurice E. Carson (Maurice E. Carson)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 13, 2010

/s/ James R. Fiebiger (James R. Fiebiger)	Director	August 13, 2010

/s/ Jacob S. Jacobsson (Jacob S. Jacobsson)	Director	August 13, 2010

/s/ Patrick W. Little (Patrick W. Little)	Director	August 13, 2010

/s/ J. Daniel McCranie (J. Daniel McCranie)	Director	August 13, 2010

/s/ Jeffrey C. Smith (Jeffrey C. Smith)	Director	August 13, 2010

/s/ Robert G. Spencer (Robert G. Spencer)	Director	August 13, 2010

/s/ Eric J. Zahler (Eric J. Zahler)	Director	August 13, 2010

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1
1986 Incentive Stock Option Plan, as amended and restated effective January 31, 2008 (incorporated by reference to the Exhibit of the same number in the Registrant’s Registration Statement on Form S-8 filed on May 14, 2008)

*5.1	Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation
*23.1	Consent of Independent Registered Public Accounting Firm
*23.2	Consent of Counsel (included in Exhibit 5.1)
*24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

*	Filed herewith.